EXHIBIT 10.7
                                     FORM OF

                     NON EXCLUSIVE - CONTRACT OF ENGAGEMENT

     This  is an  Engagement  Agreement  (Agreement)  by  and  between  Bradford
Capital, Inc. (Bradford) a Florida Corporation and Turbine Truck Engines Inc,
("TTEI") with principal offices at 1200 Flightline Blvd, Suite 5, Deland, FL
32724. Bradford and TTEI in consideration of the mutual agreements set forth below (the mutuality, adequacy and sufficiency of which are hereby acknowledged)
hereby agree as follows:

1.      Retention of Bradford as Advisor. TTEI on behalf of itself, its affiliates, subsidiaries and/or assigns hereby engages Bradford and
        Bradford hereby agrees to provide general advisory services to TTEI for the purpose of strategic planning and M&A for TTEI. Neither TTEI nor Bradford, shall make any commitment, representation, or warranty of any kind whatsoever on behalf of the other, nor shall either party have any rights or authority to sign for, bind, or commit the other to any obligation or undertaking in connection with any transaction contemplated herein.

2.      Services and compensation. TTEI agrees to the following fee schedule to be paid at closing of a transaction described herein:

                   (1)  $ 15,000 flat fee paid immediately upon execution of
                        said Agreement.
                     (A)    Six percent (6%) of all equities raised by Bradford
                     (B)    One and three quarters percent (1.75%) of all debt
                            raised or restructured by Bradford.
                     (C)    For all Merger and Acquisitions Bradford shall
                            receive 6% of the enterprise value of the first
                            $25,000,000, 5% of the next $25,000,000, 4% of the
                            next $50,000,000 and 3.5% of the remaining
                            enterprise value.
                     (D)    Bradford shall receive 5,000 three-year warrants per
                            million for all transactions stated above at 115% of
                            the closing bid price on the day of the letter of
                            intent (with the understanding that no public
                            announcement is made prior to the acceptance of the
                            letter of intent).
                     (E)    Bradford shall receive 4,000 five-year warrants per
                            million for all transactions stated above at 125% of
                            the closing bid price on the day of the letter of
                            intent (with the understanding that no public
                            announcement is made prior to the acceptance of the
                            letter of intent). Warrants earned while TTEI is
                            private will be considered earned and paid to
                            Bradford in the event that goes public.
                    (F)     If Bradford is not able to obtain an Engagement
                            Letter from any of the below companies, Bradford
                            will refund the retainer set forth above, minus
                            reasonable expenses, such expenses will not exceed
                            $2,500.
                    (G)     For five years from the date of this contract,
                            should TTEI obtain equity or restructured debt or
                            M&A through sources that have not been

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                           originated through Bradford Capital, Inc., TTEI
                           agrees that Bradford Capital, Inc, shall be entitled
                           to a fee of one-half of one percent (0.5%) of the
                           total value of any transaction closed by TTEI with
                           any such third party. This paragraph shall not
                           interfere with any future underwriters rights for
                           fees as a result of any secondary offering.

Except as set forth in 2(E), 2(F) and 2(G), Bradford shall not be entitled to any fees or compensation unless and until a transaction set forth above is actually closed and TTEI receives the benefits of such transaction.

3.      Non-Contravention.

        (A) TTEI acknowledges Bradford will introduce TTEI to certain parties and their affiliates. Bradford will notify TTEI writing of the names of parties. These parties may Include: Platinum Advisory Services,
        Inc, International Technologies and Finance. Once named, this paragraph shall apply to all affiliates of said parties. TTEI agrees not to engage in, or enter into a contract to engage in, any transaction with such parties for any purpose for a period of two (2)
        years from the date of National execution of this contract. In the event of circumvention of this prohibition by TTEI or its successor,
        TTEI or its successor shall be required to pay Bradford the same compensation with respect to such other transaction as is set forth in
        Section 2 of this contract, regardless of when such transaction closes. The terms of this paragraph shall remain in effect for a period of two (2) years from the date of termination of this contract.

        (B) TTEI agrees that Bradford or its representative shall be provided with copies of all written correspondence and shall be advised of any and all communications concerning any transaction between TTEI and the investor(s), affiliates, associates, or representatives, as referred to herein or any addendum hereto.

4.      Trade Secrets: Confidential Information. The parties agree that:

        (A) all of the trade secrets of each party (which include, but are not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or services, whether currently existing or otherwise developed during the term of this contract, that derives economic value, actual or potential, from not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and is the subject of efforts which are reasonable under the circumstances to maintain secrecy) and any other information or materials that is a trade secret.

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        (B) all of the confidential information of each party (which includes any data or information of each party other than trade secrets, whether currently existing or otherwise developed or acquired by a party during the term of this contract, which is competitively sensitive and not generally known to the public); that a party has been provided by, or will be provided by, another party or that has been obtained, or will be obtained, by a party in connection with this contract (such trade secrets and confidential information being referred to collectively as the Information) is proprietary
        Information of the disclosing party, and the recipient party acknowledges and agrees that it has, and will acquire, no right, title or interest in such Information.

        (C) the receiving party of any trade secrets) or confidential information agrees to hold such information in confidence and shall not disclose such information to any third party without the written consent of the disclosing party. Additionally, the receiving party agrees that it shall only divulge such trade secret(s) or confidential
        Information to employees of receiving party on an absolute need to know basis, and solely if needed to carry cut the terms and intent of this contract. The receiving parry further agrees that it shall treat such information as confidential; that a fiduciary and confidential relationship is hereby established, arid that the disclosing party shall use the same degree of care to safeguard the confidentiality of the confidential information provided as it would exercise to safeguard its own confidential information.

5.      Term. This contract is terminable at any time upon sixty (60) days prior written notice by the other party, subject to the non-circumvention covenants contained in Section 3 and the continuing obligation to pay the compensation in Section 2. Termination of this contract does not release TTEI from the requirement of payment for consulting services upon closing of funding, merger or completion of an acquisition on behalf of TTEI that would have been due Bradford but for such termination. Closing means and single or series of closings of a transaction, regardless of when same occurs.

6.      Miscellaneous.

         a. Notices. Each notice under this contract shall be in writing and given either in person or by facsimile with send confirmation, overnight delivery service or certified U. S. mail, return receipt requested, postage and any other costs prepaid, to the fax or address of the party set forth below its signature to this contract or to such other fax or address as a party may furnish to the other as provided in this sentence; and if such notice is given pursuant to the foregoing of a permitted successor or assign, then such notice shall thereafter be given pursuant to the

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         foregoing also to such permitted successor or assign.

         b. Assignment. Successors in Interest. No assignment, transfer or delegation of any rights or obligations under this contract by a party shall be made without the prior written consent of the other party.
         This contract is binding upon the parties and their respective successors and assigns, and inures to the benefit of the parties and their permitted successors and assigns. References to a party are also references to any permitted successor or assign of such party.

         c. Certain Definitions. Whenever the context requires, the singular includes the plural, the plural includes the singular, and the gender of any pronoun includes the other genders. Titles and captions of or in this contract are inserted only as a matter of convenience and for reference and in no way affect the scope of this contract or the intent of its provisions. The parties agree (i) that this contract includes any amendments or other modifications and supplements, and all exhibits, schedules and any other attachments to it; (ii) that parties to this contract and variations of that phrase include all persons who have executed and delivered this contract and, in the event of a permitted successor or assign of a person who has executed this contract, such permitted successor or assign; and (iii) that including and other words or phrases of inclusion, if any, shall not be construed as terms of limitation, so that references to included matters shall be regarded as non-exclusive, non-characterizing illustrations.

         d. Severability. Any determination by any court of competent jurisdiction that any portion of this contract is invalid shall not affect the validity of any other provisions of this contract, which other provisions shall remain in full force and effect, and which shall be construed under applicable law.

         e. Integration, Amendment and Waiver. This contract (i) constitutes the entire agreement of the parties with respect to its subject matter, (ii) supersedes all prior contracts, if any, of the parties with respect to its subject matter; and (iii) may not be amended except in writing signed by the party against whom the change is being asserted. The failure of any party at any time to require such performance of any provision of this contract shall in no manner affect the right to enforce the same; and no waiver by any party of any provision (or breach of any provision) of this contract, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or a breach of any other provision) of this contract.

         f. Securities Laws. In any transaction contemplated by this contract, all applicable Securities Laws shall be complied with.

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         g. Controlling Law and Venue. This contract is governed by, and shall be construed and enforced in accordance with the laws of the State of
         Florida. Venue of any action arising from or relating to this contract shall be in the . State or Federal Courts located in
         Miami-Dade.County;, Florida, and the parties hereto submit to the full jurisdiction of such Court(s) for all purposes.

         h. Review by counsel. Each party represents that they have had the opportunity to have this contract reviewed by their respective counsel and agree that regardless of which party drafted any provision of this contract, neither party shall seek to have any provision of this contract interpreted against the party solely because they drafted same.

         i. Counterparts. This contract may be executed in two or more counterparts, and all such counterparts taken together shall be deemed to constitute one and the same contract. The undersigned represent that they have full power and authority to enter into this contract on behalf of their respective entities.

 Turbine Truck Engines, Inc
 2200 Flightline Blvd, Suite 5
 Deland, FL 32724

 /s/ Michael Rouse               Date:   Aug. 30, 2001
     Michael Rouse
     Chairman and CEO

 Bradford Capital, Inc.
 20533 Biscayne Boulevard, Suite 129
 Aventura, FL 33180
 Fax: 253-423-2335

 /s/ Brad D. Simon               Date:   Aug. 30, 2001
     Brad D Simon
     President

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